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                                                                    EXHIBIT 5.1

                        [MAYER, BROWN & PLATT LETTERHEAD]

                                October 30, 2001

Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma 73102

Devon Holdco Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma 73102

         RE: DEVON ENERGY CORPORATION AND DEVON HOLDCO CORPORATION REGISTRATION STATEMENTS ON FORM S-4

Ladies and Gentlemen:

         We have acted as special counsel to Devon Energy Corporation, a Delaware corporation ("Devon"), and Devon Holdco Corporation, a Delaware corporation and a wholly owned subsidiary of Devon ("Devon Holdco"), in connection with the corporate proceedings taken and to be taken relating to the transactions contemplated by the Amended and Restated Merger Agreement, dated as of August 13, 2001 (the "Merger Agreement"), by and among Devon; Devon NewCo Corporation, a wholly owned subsidiary of Devon ("Merger Sub"); Devon Holdco; Devon Merger Corporation, a wholly owned subsidiary of Devon Holdco ("Devon Merger Sub"); Mitchell Merger Corporation, a wholly owned subsidiary of Devon Holdco ("Mitchell Merger Sub"); and Mitchell Energy & Development Corp. ("Mitchell"). We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-4, as amended (the "Registration Statement"), filed by Devon and Devon Holdco in connection with the registration of shares of Devon common stock, par value $0.10 per share ("Devon Common Stock"), and Devon Holdco common stock, par value $0.01 per share ("Devon Holdco Common Stock"). In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

         The Merger Agreement contemplates, among other things, (1) the merger (the "Merger") of Mitchell with and into Merger Sub, with Merger Sub being the surviving corporation of the Merger and a wholly owned subsidiary of Devon, or
(2) if an Alternate Structure Event (as defined in the Merger Agreement) occurs,
(A) the merger (the "Devon Merger") of Devon Merger Sub with and into Devon, with Devon being the surviving corporation of the Devon Merger and (B) the merger (the "Mitchell Merger" and, together with the Devon Merger, the "Alternate Mergers") of Mitchell Merger Sub with and into Mitchell, with Mitchell being the surviving corporation of the Mitchell Merger. In the Merger, each share of Mitchell Class A common stock, par value $0.10 per share ("Mitchell Common Stock"), issued and outstanding at the effective time of the Merger (other than Excluded Company Shares (as defined in the Merger Agreement)) will be converted into the right to receive $31.00 in cash and 0.585 of a share of



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Devon Common Stock. In the Alternate Mergers, (1) each share of Mitchell Common
Stock (other than Excluded Company Shares) issued and outstanding at the effective time of the Mitchell Merger will be converted into the right to receive $31.00 in cash and 0.585 of a share of Devon Holdco Common Stock and (2) each share of Devon Common Stock (other than Excluded Parent Shares (as defined in the Merger Agreement)) issued and outstanding at the effective time of the Devon Merger will be converted into the right to receive one share of Devon Holdco Common Stock.

         Based on the foregoing, it is our opinion that (1) the shares of Devon Common Stock being registered have been duly and validly authorized by all necessary action on the part of Devon and, when issued pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable by Devon and (2) the shares of Devon Holdco Common Stock being registered have been duly and validly authorized by all necessary action on the part of Devon Holdco and, when issued pursuant to the terms of the Merger Agreement (upon the occurrence of an Alternate Structure Event (as defined in the Merger Agreement)), will be validly issued, fully paid and non-assessable by Devon Holdco.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Additional Information--Legal Matters" in the Registration Statement.

                                                     Sincerely,

                                                     /s/ MAYER, BROWN & PLATT



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